UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2008, United Technologies Corporation (“UTC”) announced that effective as of that date, Gregory J. Hayes was elected Senior Vice President and Chief Financial Officer. A copy of the press release announcing Mr. Hayes’ election is attached as Exhibit 99.1 and incorporated herein by reference.

Mr. Hayes joined UTC in 1999 through the merger of Sundstrand Corp. with a subsidiary of UTC. He then became Vice President, Financial Planning & Analysis for UTC’s Hamilton Sundstrand subsidiary. In 2003, UTC named Mr. Hayes Vice President and Controller, and in 2004 appointed him Vice President, Accounting and Controls, sharing the principal financial officer duties with James E. Geisler, who was appointed Vice President, Finance at that time as well. In 2006, UTC broadened Mr. Hayes’ responsibilities to include UTC’s Investor Relations organization. He is 47 years old.

Mr. Geisler has been named Vice President, Corporate Strategy & Planning. He will continue to head UTC’s Corporate Strategy and Financial Planning & Analysis functions.

Section 9—Financial Statements and Exhibits

Item 9.01.—Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are included herewith:

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 10, 2008, issued by United Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: September 15, 2008	By:	/s/ Charles D. Gill
Charles D. Gill
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 10, 2008, issued by United Technologies Corporation.